UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the

Securities Exchange Act of 1934

April 22, 2026

Date of Report (Date of earliest event reported)

Drugs Made In America Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Cayman Islands	001-42467	99-2394788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

420 Lexington Avenue, Suite 1402 New York, NY	10170
(Address of Principal Executive Offices)	(Zip Code)

646-726-7074

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary share, $0.0001 par value and one right to receive one-eighth of one ordinary share	DMAAU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 per share	DMAA	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-eighth of one Ordinary Share	DMAAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on November 17, 2025, Drugs Made in America Acquisition Corp. (the “Company”) appointed Saleem Elmasri as Chief Financial Officer of the Company and entered into a Master Services Agreement (the “Consulting Agreement”) with Titan Advisory Services LLC for the provision of such principal financial and accounting officer services by Mr. Elmasri. The Consulting Agreement included a Statement of Work (the “SoW”) for the services to be rendered by Mr. Elmasri and the $3,500 monthly compensation to be paid by the Company. In addition, the Company shall grant, or the Company’s former Chief Executive Officer, Lynn Stockwell, shall transfer 100,000 ordinary shares of the Company to Saleem Elmasri upon engagement.

On April 22, 2026, the Company entered into an updated Statement of Work (the “Updated SoW”) with Titan. Pursuant to the Updated SoW:

●	The services to be rendered by Mr. Elmasri and the compensation to be paid by the Company under the SoW remain unchanged;

●	The compensation due under the SoW remains outstanding and accrues as binding obligations of the Company; and

●	As Titan has not been issued 100,000 ordinary shares per the SoW, Titan’s designated recipient, Saleem Elmasri, shall be entitled to receive 175,000 ordinary shares, which shall be earned upon execution of a definitive agreement and are to be issued at the closing of the Company’s initial business combination, within ten (10) days thereafter.

As previously disclosed, on February 28, 2026, the Company appointed Roger Bendelac as the Company’s Chief Executive Officer. Mr. Bendelac’s compensation was not determined at the time of the appointment.

On April 22, 2026, the Company entered into a compensation agreement (the “CEO Compensation Agreement”) with Aleutian Equity Holdings LLC, the designated compensation vehicle for Roger E. Bendelac, the Company’s Chief Executive Officer. Pursuant to the CEO Compensation Agreement:

●	Mr. Bendelac is entitled to compensation of $4,500 per month, of which $2,500 is payable currently and up to $2,000 may be deferred based on the Company’s cash flow. Deferred amounts accrue as binding obligations of the Company; and

●	Mr. Bendelac, as the designated recipient, is entitled to receive 250,000 ordinary shares of the Company, which shall be earned upon execution of a definitive agreement and are to be issued at the closing of the Company’s initial business combination, within ten (10) days thereafter.

The CEO Compensation Agreement also includes customary provisions regarding indemnification, limitation of liability, dispute resolution, and governing law.

The foregoing descriptions of the Updated SoW and the CEO Compensation Agreement are summaries only and are qualified in their entirety by reference to the full text of the Updated SoW and the CEO Compensation Agreement, which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Statement of Work between and by Drugs Made in America Acquisition Corp. and Titan Advisory Services LLC, dated April 22, 2026
10.2	CEO Compensation Agreement between and by Drugs Made in America Acquisition Corp. and Aleutian Equity Holdings LLC, dated April 22, 2026
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2026

DRUGS MADE IN AMERICA ACQUISITION CORP.

By:	/s/ Roger Bendelac
Name:	Roger Bendelac
Title:	Chief Executive Officer

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